Exhibit 99.1

Page 1 of 3 – TRX Reports 2009 Results, Near-Record Margins

TRX REPORTS 2009 RESULTS, NEAR-RECORD MARGINS

ATLANTA, 9 MARCH 2010 — TRX, Inc. (www.trx.com) (NASDAQ: TRXI), the world’s leading provider of travel technology, process automation and consulting services, today reported financial results for the quarter and year ended 31 December 2009.

Net loss for the fourth quarter was ($0.8) million compared with net loss of ($3.9) million in the fourth quarter of 2008. Total revenues excluding client reimbursements for the fourth quarter of 2009 were $13.8 million compared with $16.4 million in the fourth quarter of 2008. Revenues from transaction processing services for the fourth quarter of 2009 decreased to $10.8 million from $13.3 million in the fourth quarter of 2008. Revenues from data reporting services were $3.0 million, compared with $3.2 million in the prior year.

Adjusted revenues for the fourth quarter of 2009 were $13.8 million compared with $16.4 million in the fourth quarter of 2008. Adjusted EBITDA was $1.0 million for the quarter, compared with ($0.5) million in the fourth quarter of 2008.

For the year ended December 31, 2009, total revenues excluding client reimbursements were $58.9 million compared with $95.4 million in the prior year. Net loss for the year, primarily driven by $43.9 million of goodwill and other non-cash impairment charges, was ($44.0) million, or ($2.39) per diluted share, compared with net income of $3.7 million, or $0.20 per diluted share in 2008. Adjusted revenues for the year were $58.9 million compared with $88.9 million in 2008. Adjusted EBITDA for the year was $6.9 million compared with $9.4 million in 2008.

“Our performance in 2009 demonstrated improving revenue fundamentals as the year progressed, combined with continued discipline on the cost structure,” said TRX President & CEO Shane Hammond. “Our adjusted EBITDA margin of 11.7% is the second-best in our 10-year history, a testament to our people, our clients, and our offerings.”

TRX provided initial financial guidance for calendar year 2010, consisting of revenues of approximately $55 million, adjusted EBITDA of approximately $5 million, and capital expenditures of approximately $3 million.

“We have challenges ahead as we continue on the path to reduce our reliance on a few large clients,” added Hammond. “We remain operationally focused on improving the effectiveness of our selling and implementation efforts, and strategically focused on leveraging our best-in-class offerings as the provider of choice for the travel industry.”

Copyright 2010 TRX, Inc. All rights reserved.

Page 2 of 3 – TRX Reports 2009 Results, Near-Record Margins

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as Adjusted Revenues, Adjusted Data Reporting Revenues, EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

Adjusted Revenues and Adjusted Data Reporting Revenues consist of GAAP transaction and other revenues, adjusted for the revenue earned from Citibank for providing routine services, which was required under US GAAP to be deferred until the sale of a software license to Citibank was complete, which occurred on April 30, 2008. The deferral of revenue recognition was required in the absence of vendor-specific objective evidence of the fair value of the license. Management uses Adjusted Revenue and Adjusted Data Reporting Revenue as additional measures for evaluating the performance of the business, because the pricing for and level of routine services currently being provided to Citibank are equivalent to those provided to Citibank before the arrangement to sell a license was consummated in July 2007.

EBITDA consists of GAAP net (loss) income adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of Adjusted Revenues, Adjusted Data Reporting Revenues, EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile Adjusted Revenues, EBITDA and Adjusted EBITDA to GAAP net (loss) income and Adjusted Data Reporting Revenues to GAAP Data Reporting Revenues are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

Copyright 2010 TRX, Inc. All rights reserved.

Page 3 of 3 – TRX Reports 2009 Results, Near-Record Margins

Pre-recorded Call Information

After the earnings release has been furnished to the SEC, a pre-recorded call offering additional comments on the quarter will be available to all investors at www.trx.com under the Investors section of the website, both as a webcast and in the form of transcript. An archived webcast and transcript will remain available on the company’s Website for approximately 90 days.

About TRX

TRX is a world-leading travel technology and data services provider, offering more than 20 software-as-a-service utilities for online booking, reservation processing, data intelligence, and process automation. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. We provide patented savings maximization solutions via our travel analytics consulting practice, extending spend management services to travel buyers all over the world. We complement all of these offerings with a global workforce focused on travel process automation and reengineering. For more information about TRX or to contact a TRX sales office, phone 404.929.6100 or visit the company’s Web site at www.trx.com.

Investor Contacts:	David Cathcart
Chief Financial Officer
(404) 929-6154

Media Contacts:	Stephen Carroll
Senior Director, Product Marketing, TRX, Inc.
(214) 346-4758

Copyright 2010 TRX, Inc. All rights reserved.

TRX, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2009	2008	2009	2008
REVENUES:
Transaction processing	$10,846	$13,267	$47,212	$63,517
Data reporting	2,951	3,179	11,661	31,908

Transaction and other revenues	13,797	16,446	58,873	95,425
Client reimbursements	120	177	470	798

Total revenues	13,917	16,623	59,343	96,223

EXPENSES:
Operating	9,043	10,234	36,406	49,761
Selling, general and administrative	2,357	4,374	10,979	17,185
Technology development	950	2,269	4,343	12,875
Client reimbursements	120	177	470	798
Impairment of goodwill, intangible assets and other long-lived assets	247	—	43,939	—
Depreciation and amortization	1,342	2,612	6,454	10,659

Total expenses	14,059	19,666	102,591	91,278

OPERATING INCOME (LOSS)	(142)	(3,043)	(43,248)	4,945

INTEREST (EXPENSE) INCOME:
Interest income	—	4	15	101
Interest expense	(194)	(222)	(789)	(570)

Total interest expense, net	(194)	(218)	(774)	(469)

(LOSS) INCOME BEFORE INCOME TAXES	(336)	(3,261)	(44,022)	4,476

INCOME TAX PROVISION (BENEFIT)	510	688	(23)	774

NET (LOSS) INCOME	$(846)	$(3,949)	$(43,999)	$3,702

Net (Loss) Income per Share
Basic and diluted	$(0.05)	$(0.21)	$(2.39)	$0.20

Weighted Average Shares Outstanding
Basic	18,454	18,376	18,432	18,350
Diluted	18,454	18,376	18,432	18,401

Other Data:
Adjusted revenues	$13,797	$16,446	$58,873	$88,920
Adjusted EBITDA	973	(522)	6,889	9,362
Adjusted data reporting revenues	2,951	3,179	11,661	25,403
Capital expenditures	466	1,663	2,738	7,094

	As of December 31,
	2009	2008
Consolidated Balance Sheet Data:
Cash and cash equivalents	$2,897	$6,873
Total shareholders’ (deficit) equity	(3,008)	41,217

TRX, INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Transaction and Other Revenues to Adjusted Revenues and Net (Loss) Income to EBITDA and

Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2009	2008	2009	2008

Transaction and other revenues	$13,797	$16,446	$58,873	$95,425
Deferred data reporting revenues (1)	—	—	—	(6,505)

Adjusted revenues	13,797	16,446	58,873	88,920

Net (loss) income	(846)	(3,949)	(43,999)	3,702
Depreciation and amortization	1,342	2,612	6,454	10,659
Interest expense, net	194	218	774	469
Income tax provision (benefit)	510	688	(23)	774

EBITDA	1,200	(431)	(36,794)	15,604
Impairment of goodwill, intangible assets and other long-lived assets	247	—	43,939	—
Stock compensation expense	(474)	(91)	(256)	263
Deferred data reporting revenues (1)	—	—	—	(6,505)

Adjusted EBITDA	$973	$(522)	$6,889	$9,362

Reconciliation of Data Reporting Revenues to Adjusted Data Reporting Revenues

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2009	2008	2009	2008
Data reporting revenues	$2,951	$3,179	$11,661	$31,908
Deferred data reporting revenues (1)	—	—	—	(6,505)

Adjusted data reporting revenues	$2,951	$3,179	$11,661	$25,403

(1)	Data reporting services provided to Citibank which were required to be deferred under US GAAP until the Company’s sale of a non-exclusive DATATRAX license, which occurred on April 30, 2008.